RW-1                                                                     RW/CS
                                                                      11/7//96


      VOID AFTER 3:30 P.M., MOUNTAIN TIME, ON ______________________, 2001


                   REPRESENTATIVE'S WARRANTS TO PURCHASE UNITS

                           OCUREST LABORATORIES, INC.


         This is to Certify That, FOR VALUE RECEIVED, RAF FINANCIAL CORPORATION, 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203 ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from OCUREST LABORATORIES, INC. ("Company"), at any time until 3:30 P.M., Mountain Time, on _______________, 2001 ("Expiration Date"), 120,000 Units (each of which consists of one Common Share and one Class A Redeemable Common Stock Purchase Warrant) of the Company at a purchase price per share of $6.40 during the period this Warrant is exercisable. The number of Units to be received upon the exercise of this Warrant and the price to be paid for a Unit may be adjusted from time to time as hereinafter set forth. The purchase price of a Unit in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is or may be one of a series of warrants identical in form issued by the Company to purchase an aggregate of 120,000 Units of the Company and the term "Warrants" as used herein means all such Warrants (including this Warrant). The Common Shares, as adjusted from time to time, included in the Units and underlying the Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") included in the Units are hereinafter sometimes referred to as "Warrant Shares" and include all Common Shares included in the Units that have been issued upon the exercise of the Warrants and all unissued Common Shares underlying the Class A Warrants. The Class A Warrants will be exactly the same as the Class A Redeemable Stock Purchase Warrants included in the Units issued by the Company pursant to Registration Statement No, 333-10323 except that the initial exercise price of the Class A Warrants will be $2.68.

         (A) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time until the Expiration Date or if the Expiration Date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees not to merge, reorganize or take any action that would terminate this Warrant unless provisions are made as part of such merger, reorganization or other action which would provide the holders of this Warrant with an equivalent of this Warrant as specified in Section (i) hereof. The Company agrees to provide notice to the Holder that any tender offer is being made for the Company's Common Shares no later than three business days after the day the Company becomes aware that any tender offer is being made for outstanding Common Shares of the Company. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Units purchasable hereunder. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the Exercise Price, the Holder shall be deemed to be the holder of record of the Units issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Units shall not then be actually delivered to the Holder.

         (B) RESERVATION OF COMMON SHARES AND CLASS A WARRANTS. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Common Shares and Class A Warrants as shall be required for issuance or delivery upon exercise of this Warrant.

         (C) FRACTIONAL SHARES AND CLASS A WARRANTS. No fractional Common Shares or Class A Warrants or scrip representing fractional Common Shares or Class A Warrants shall be issued upon the exercise of this Warrant. With respect to any fraction of a Common Share or Class A Warrant called for upon any exercise hereof, the Company shall, upon receipt by the Company or the Company's stock transfer agent of the Exercise Price, pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional Common Share and Class A Warrant determined as follows:

                  (1) If the Common Shares or Class A Warrants are listed on a national securities exchange, are admitted to unlisted trading privileges on such an exchange, or are listed for trading on a trading system of the National Association of Securities Dealers, Inc. ("NASD") such as the NASDAQ Small Cap Market or NASDAQ National Market System ("NMS"), then the current value shall be the last reported sale price of the Common Shares or Class A Warrants on such an exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid prices for the Common Shares or Class A Warrants for such day on such exchange or such system shall be used; or

                  (2) If the Common Shares or Class A Warrants are not so listed on such exchange or system or admitted to unlisted trading privileges, the current value shall be the average of the last reported bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                  (3) If the Common Shares or Class A Warrants are not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company.

         (D) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of Units purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated on or before __________________, 1997, except that it may be transferred or assigned in whole or in part prior to __________________, 1997, to the officers of RAF Financial Corporation, to other securities brokers and dealers who participated in the offering of securities of the Company with respect to which this Warrant was issued ("Offering"), to the officers of such other securities brokers and dealers, or by will or operation of law. Any such transfer or assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indem nification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Subject to such right of indemnification, any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (E) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (F)      ADJUSTMENT PROVISIONS.

                  (1)      ADJUSTMENTS OF THE EXERCISE PRICE.

                           (A) If the Company subdivides its outstanding Common
                  Shares into a greater number of Common Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines its outstanding Common Shares into a lesser number of Common Shares, the Exercise Price in effect immediately prior to such combination shall be proportionally increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution on Common Shares, including a distribution of Convertible Securities, to shareholders of the Company on a pro rata basis shall be considered a subdivision of Common Shares for the purposes of this subsection (1)(A) of this Section, except that the adjustment will be made as of the record date for such distribution and any such distribution of Convertible Securities shall be deemed to be a distribution of the Common Shares underlying such Convertible Securities.

                           (B) If the Company shall at any time distribute or
                  cause to be distributed to its shareholders, on a pro rata basis, cash, assets, or securities of any entity other than the Company, then the Exercise Price in effect immediately prior to such distribution shall automatically be reduced by an amount determined by dividing (x) the amount (if cash) or the value (if assets or securities) of the holders' of Warrants (as such term is defined in the first paragraph hereof) pro rata share of such distribution determined assuming that all holders of Warrants had exercised their Warrants on the day prior to such distribution, by (y) the number of Common Shares included in the Units issuable upon the exercise of this Warrant by the Holder on the day prior to such distribution.

                  (3) NO ADJUSTMENT FOR SMALL AMOUNTS. Anything in this Section
         (f) to the contrary notwithstanding, the Company shall not be required to give effect to any ad justment in the Exercise Price unless and until the net effect of one or more adjust ments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjust ment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

                  (4) NUMBER OF SHARES ADJUSTED. Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Units, calculated to the nearest full share, obtained by multiplying the number of Units initially issuable upon exercise of this Warrant by the Exercise Price specified in the first paragraph hereof and dividing the product so obtained by the new Exercise Price.

                  (5)      DEFINITIONS.

                           (A) Whenever reference is made in this Section (f) to
                  the distribution of Common Shares, the term "Common Shares" shall mean the Common Shares of the Company authorized as of the date hereof and any other class of stock ranking on a parity with such Common Shares. However, subject to the provisions of Section (i) hereof, Common Shares included in the Units issuable upon exercise hereof shall include only Common Shares of the class designated as Common Shares of the Company as of the date hereof.

                           (B) Whenever reference is made in this Section (f) to
                  the distribution of Convertible Securities, the term "Convertible Securities" shall mean options or warrants or rights for the purchase of Common Shares of the Company or for the purchase of any stock or other securities convertible into or exchangeable for Common Shares of the Company.

         (G) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer and warrant agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder.

         (H) NOTICES TO HOLDERS. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 10 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (I) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property which the Holder would have received upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance had this Warrant been exercised prior to the consummation of such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances. In the event the Company spins off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of this Warrant, shares of the subsidiary to be delivered to the Holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary.

         (j)      REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  (1) Within 45 days after receipt of a written request by the then Holder(s) of Warrants or Warrant Shares representing at least 51% of the total Warrant Shares made at any time within the period commencing ________________, 1997, and ending __________________, 2001, the Company will file, no more than once, a registration statement under the Securities Act of 1933, as amended, registering the Warrants, the Warrant Shares and the Class A Warrants. The Company will use its best efforts to cause such registration statement to become effective. As an alternative to filing such registration statement, the Company may file a posteffective amendment to Registration Statement No. 333- 10323 which contains the information required in order to permit the offer and sale of the Warrants, the Warrant Shares and the Class A Warrants, under Registration Statement No. 333-10323. The Company will use its best efforts to cause such amendment to become effective.

                  (2) In addition, if at any time during the period commencing _________________, 1997, and ending _________________, 2003, the
         Company should file a registration statement under the Securities Act of 1933, as amended (the "Act"), which relates to a current offering of securities of the Company (except in connection with an offering (i) of the Company's securities on a Form S-8 Registration Statement or (ii) of the Company's securities solely in exchange for properties, assets or stock of other individuals or corporations), such registration statement and the prospectus included therein shall also, at the written request to the Company by any of the Holder(s) of the Warrants, the Warrant Shares and the Class A Warrants, relate to, and meet the requirements of the Act with respect to any public offering of the Warrants, and Warrant Shares and the Class A Warrants, so as to permit the public sale thereof in compliance with the Act. The Company shall give written notice to the Holder(s) of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company 30 or more days prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection shall be made by the Holder(s) 10 or more days prior to the date specified in the notice as the date on which it is intended to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Holder(s) shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to proceed to effectiveness with such registration statement, without liability to the Holder(s). The Company shall pay all expenses (with the exception of any selling commissions and expense allowances payable to broker dealers which relate to the sale of the Warrants, the Warrant Shares and the Class A Warrants which shall be paid by the sellers thereof) of any such registration statement.

                  (3) In addition, the Company will cooperate with the then Holder(s) of the Warrants, the Warrant Shares and the Class A Warrants in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Warrants, the Warrant Shares and the Class A Warrants and will sign and supply all information required therefor, but such additional registration shall be at the then Holder(s) cost and expense.

                  (4) When, pursuant to subsection (1), (2), or (3) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Warrants, the Warrant Shares and the Class A Warrants, the Company shall:

                           (A) Supply to each selling Holder a reasonable number
                  of copies of the preliminary, final and other prospectus in conformity with the requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as the Holders shall reasonably request.

                           (B) Use its best efforts to register or qualify for
                  sale the Warrants, the Warrant Shares and the Class A
                  Warrants in those states in which any of the securities were sold in the Offering. The Company shall bear the complete cost and expense (other than any selling commissions and expense allowances payable to broker dealers which relate to the sale of the Warrants, the Warrant Shares and the Class A Warrants, which shall be paid by the sellers thereof) of such registrations or qualifications except those filed under subsection (j)(3) which shall be at the Holder(s)' cost and expense.

                           (C) Keep effective such registration statement until the first of the following events occur: (i) 36 months have elapsed after the effective date of such registration statement or (ii) all of the registered Warrants, Warrant Shares and Class A Warrants,


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



                  including Warrants Shares issued by the Company after the effective date of such registration statement, have been publicly sold under such registration statement.

                           (D) Indemnify and hold harmless each such Holder and
                  each underwriter, within the meaning of the Act, who may purchase from or sell for any such Holder, any Warrants, Warrant Shares or Class A Warrants, from and against any and all losses, claims, damages, and liabilities (including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (i) any untrue or alleged untrue statement of a material fact contained in any registration statement furnished pursuant to clause (A) of this subsection, or any prospectus included therein or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission or such alleged untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein), which indemnification shall include each person, if any, who controls any such Holder or underwriter within the meaning of the Act; provided, however, that the Com pany shall not be so obligated to indemnify any such Holder or underwriter or controlling person unless such Holder and underwriter shall at the same time indemnify the Company, its directors, each officer signing any registration statement or any amendment to any registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (iii) any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus furnished pursuant to Clause (A) of this subsection, or (iv) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Holder, underwriter or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such Holder or underwriter or controlling person expressly for use therein. The Company shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Company. The indemnity agreement of the Company herein shall not inure to the benefit of any such underwriter (or to the benefit of any person who controls such underwriter) on account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such Warrants, Warrant
                  Shares or Class A Warrants by such underwriter to a person if such underwriter failed to send or give a copy of the prospectus furnished pursuant to Clause (A) of this subsection, as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished to the Holders pursuant to said Clause (A)), to such person with or prior to the written confirmation of the sale involved.

                  (5) Each Holder shall supply such information as the Company may reasonably require from such Holder, or any underwriter for such Holder, for inclusion in such registration statement or posteffective amendment.

                  (6) The Company's agreements with respect to the Warrants, Warrant Shares and Class A Warrants in this Section will continue in effect regardless of the exercise or surrender of this Warrant.

                  (7) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, return receipt requested, to the Holder, addressed to the Holder at the Holder's address as set forth on the Warrant or stockholder register of the Company, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it at 4400 PGA Boulevard, Suite 800, Palm Beach Gardens, Florida 33410. The Company may change its address by written notice to Holders.

         (K) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Units, Class a Warrants, Warrant Shares or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (j) hereof; unless legal counsel for the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:

         "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act") and under any applicable state securities law, or pursuant to an exemption from registration under the Act and under any applicable state securities law, the availability of which is to be established to the satisfaction of the Company."

         (L) ADDITIONAL LEGEND. In the event this Warrant is exercised prior to _________________, 1997, the following legend shall be set forth on the certificates representing the Units, Warrant Shares and Class A Warrants so acquired:

         "The securities represented by this certificate are subject to restrictions on transfer set forth in the Representative's Warrants to Purchase Units (the

         "Warrant") issued by the Company. A copy of the Warrant is available for inspection without charge at the principal office of the Company."

         (M) APPLICABLE LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Colorado.

         (N)      EXCHANGE PROVISIONS.

                  (1) For purposes of this Section (n), this Warrant shall be deemed to represent the same number of Warrants as there are Units underlying this Warrant. For example, if there are 10,000 Units underlying this Warrant, then for purposes of this Section (n) the Holder shall be deemed to hold 10,000 Warrants.

                  (2) For purposes of this Section (n), the following terms shall have the following meanings:

                           (A) "Current Market Value of a Warrant Share and of
                   a Class A Warrant shall be the value as determined under Section (c)(1) or (2) hereof except that the time of the determination thereunder shall be the last business day prior to the day the Company receives a notice from the Holder under this Section (n).

                           (B) "Warrant Value" shall mean the Current Market
                   Value of a Warrant Share and of a Class A Warrant underlying each Warrant minus or less the Exercise Price of such Warrant as of the close of business on the last business day prior to the day the Company receives a notice from the Holder under this Section (n).

                  (3) The Holder shall have the right to exchange, in a cashless transaction, all or part of the Holder's Warrants for Units issued by the Company at anytime prior to the Expiration Date of such Warrants by providing written notice ("Notice") to the Company. Such Notice may only be provided after _______________, 1997 and only at a time when the Company's Common Shares are listed or approved for trading or quotation on an exchange, interdealer communications system, or national quotation bureau. Such Notice shall set forth the number of Warrants which the Holder elects to exchange for Units.

                  (4) Within 10 days after receipt of such Notice by the Company, the Company shall issue the number of Units of the Company to the Holder which is determined by dividing the Warrant Value of the Warrants being exchanged by the combined Current Market Value of a Warrant Share and of a Class A Warrant as of the date the Notice is received by the Company.

                  (5) The Holder shall surrender the Warrant which the Holder is exchanging for Units upon receipt of such Units. If the entire Warrant is being exchanged by the Holder for Units, the Company shall cancel the entire Warrant. If less than the entire Warrant is being exchanged for Units, the Company shall issue a new Warrant to the Holder representing the portion of this Warrant which was not exchanged for Units.

Dated: _________________, 1996.


                                          OCUREST LABORATORIES, INC.


                                          By:
                                            -----------------------------------
                                          EDMUND G. VIMOND, JR., PRESIDENT AND
                                                    CHIEF EXECUTIVE OFFICER


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



                                  PURCHASE FORM

                                                        DATED:_________, 19__

   The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing ____________ Units and hereby makes payment of $_______________ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF SHARES

 Name:_______________________________________________________________________
                    (Please typewrite or print in block letters)

 Address:_____________________________________________________________________

 Signature:___________________________________________________________________

                                 ASSIGNMENT FORM

                                                        DATED:__________, 19__

  FOR VALUE RECEIVED,_________________________________________________________

hereby sells, assigns and transfers unto______________________________________

Name:_________________________________________________________________________
                    (Please typewrite or print in block letters)

Address:______________________________________________________________________

the right to purchase Units represented by this Warrant to the extent of____________________________________ Units as to which such right is exercisable and does hereby irrevocably constitute and appoint______________ ____________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



                                            Signature:________________________


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